                                                                    EXHIBIT 10.4



                             MITA DEALER HVC SALES
                                   AGREEMENT


                         MITA COPYSTAR AMERICA, INC.
                                      AND


                           IMTEK CORPORATION, d/b/a

                            IMTEK OFFICE SOLUTIONS
















                                                        DATED: November 26, 1997

                             MITA DEALER HVC SALES
                                   AGREEMENT

        THIS AGREEMENT is made this 31st day of October 1997, by and between MITA COPYSTAR AMERICA, INC., a California corporation, having its principal place of business located at 225 Sand Road, Fairfield, New Jersey 07004 (hereinafter referred to as "Mita"), and Imtek Corporation, d/b/a Imtek Office Solutions, having its principal office located at 2800 Build America Drive, Hampton, VA 23666 (hereinafter referred to as "Dealer").

SECTION I. APPOINTMENT.

        (1) Mita hereby appoints Dealer as a nonexclusive dealer for certain business equipment, and related accessories and supplies, specified in the attached Schedule "A" (herein referred to as the "Products"), and Dealer accepts such appointment in accordance with the terms, conditions and covenants set forth in this Agreement. The appointment of Dealer to sell any other Mita products not contained in Schedule "A" must be agreed upon, and acknowledged in writing, by Mita.

        (2) Dealer shall use its best efforts to promote and sell the Products in the territory set forth in the attached Schedule "B" (herein referred to as the "Area of Prime Responsibility"). Dealer shall not sell, lease, rent or otherwise market the Products outside the Area of Prime Responsibility.

        (3) Dealer shall not advertise or market the Products outside the Area of Prime Responsibility. If Dealer advertises the Products along with other merchandise in media of broader circulation, or by mailings that may reasonably be expected to reach potential customers outside the Area of Prime Responsibility, that advertising and those mailings must prominently state the counties comprising the Area of Prime Responsibility, and that the Products are sold, rented, or leased only in those counties.

        (4) Dealer shall sell the Products only to retail end-users, and shall not sell the Products to third parties for resale.

        (5) If Mita intends to appoint any new dealers in the Area of Prime Responsibility, Mita will notify Dealer of its intention, in writing, at least thirty (30) days before any such appointments become official.

        (6) Mita reserves the right to make modifications and improvements to the Products at any time, and discontinue the manufacture and sale of any model without incurring any liability to Dealer.

SECTION 2. MINIMUM SALES GOALS

        (1) Within the Area of Prime Responsibility, Dealer will be required to achieve certain minimum sales goals as indicated on the attached Schedule "C" (herein referred to as "Minimum Sales Goals").

        (2) The Minimum Sales Goals shall be established by Mita based upon its evaluation of the sales potential of the Area of Prime Responsibility, taking into consideration the Area's size and population, Dealer's previous sales record, estimated total prior sales of copiers and Products in the Area, and other economic and market factors pertaining to the Area. Mita shall review the sales performance of Dealer periodically as the need arises. Mita will consult with Dealer regarding all goals established by Mita under this Agreement, but Mita shall have final authority in setting the Minimum Sales Goals. Any changes in Dealer's Minimum Sales Goals shall be reflected in a new Schedule "C" sent to Dealer by Mita.

SECTION 3. LOCATION OF DEALER.

        (1) Once Dealer has established facilities in the Area of Prime Responsibility at one or more locations mutually satisfactory to Mita and Dealer. Dealer shall be designated as an Authorized Mita Dealer and shall thereafter be authorized to sell the Products only at or from such locations.

        (2) Dealer shall not move to or establish a new or different location for the sale of the Products from those locations designated herein without the prior written approval of Mita.

        (3) If Dealer has branch offices located outside the Area of Prime Responsibility, Dealer shall not show, sell, lease, rent, or otherwise market any of the Mita Products from those branch locations or any other locations outside its Area of Prime Responsibility.

SECTION 4. DEALER OPERATING MANUAL.

        Mita shall provide Dealer with its current Mita Dealer Policy and Procedures Manual (hereinafter referred to as the "Dealer Manual"). The provisions of the Dealer Manual may be amended, changed, or revised by Mita, from time to time, at its own discretion.

SECTION 5. PURCHASE.

        Mita shall sell the Products to Dealer and Dealer shall purchase the Products from Mita in accordance with the terms and conditions set forth herein and in the Dealer Manual. Mita reserves the right to allocate the Products in a manner deemed appropriate by Mita when such allocation may be necessary for any reason whatsoever.

SECTION 6. PRICE.

        Dealer shall pay to Mita the price for the Products set forth in Mita's price schedule, issued from time to time, which is in effect at the time of the acceptance of Dealer's order.

SECTION 7. PAYMENT.

        All payments shall be made in accordance with the procedures set forth in the Dealer Manual.

SECTION 8. SECURITY INTEREST.

        Dealer hereby grants Mita, as security for all amounts which it now owes Mita and all amounts it may owe Mita in the future, a continuing security interest in all of the Mita Products, now owned or hereafter acquired, and the proceeds thereof, as may be granted under the Uniform Commercial Code in the jurisdiction where Dealer is located. Dealer agrees to execute a standard security agreement, financing statements, and any and all other documents necessary to perfect Mita's security interest herein granted by Dealer.

SECTION 9. SHIPMENT.

        All shipments shall be made pursuant to procedures set forth in the Dealer Manual.

SECTION 10. SALES PROMOTION.

        (1) Dealer shall use its best efforts to promote the sale, lease and rental of the Products through marketing programs that include thoroughly trained sales personnel who are familiar with the Products. Dealer shall conform with and carry out the marketing programs and policies of Mita as announced by Mita in writing from time to time.

        (2) Dealer shall make no statement which contains representations with respect to the Products which exceed the specifications approved in writing by Mita. Dealer shall not make any false, misleading or deceptive representations to anyone or engage in any unfair trade practices. Dealer shall be solely responsible for the actions of its sales personnel and representatives. Dealer shall indemnify and hold Mita harmless from any and all liability or damages that may result from a breach of this Section.

SECTION 11. SERVICE OBLIGATION.

        (1) The Dealer shall provide prompt, professional, willing, and courteous service to the end-users of the Products in the Area of Prime Responsibility. Dealer's service duties shall include after-sale inspection; repairs; warranty and special service requirements; furnishing parts, supplies and accessories; and providing operating and maintenance instructions to end-users of the Product.

        (2) The Dealer shall: a) establish and maintain a qualified service staff trained for the Products; b) send its maintenance personnel to such schools as Mita shall offer from time to time; c) maintain an adequate inventory of Mita brand spare parts and supplies to perform its service obligation; d) purchase Mita parts kits when Dealer makes its initial purchase of a copier model; and e) not sell parts and supplies which do not work properly in the Mita copiers or which fail to meet Mita's specifications. Dealer agrees to make annual contract service available at industry--wide competitive rates for the products sold by Dealer, Mita, or other Authorized Dealers for use within the Area of Prime Responsibility.

        (3) Dealer shall not alter or remove any serial numbers or labels from the Products, and Dealer shall not alter any copy counter found in the Products.

SECTION 12. WARRANTIES.

        (1) The Products, parts and accessories are warranted to Dealer and end-users only to the extent of and in accordance with the conditions set forth in any current applicable warranty statement which may be published by Mita with respect to any particular model, unit or item as to Dealers and end-users. Mita shall make its current applicable warranty statement available to Dealer in connection with Dealer's purchase of the products. There are no warranties on any Products, parts or accessories beyond those set forth in the current applicable warranty statement published by Mita in the Dealer Manual.

        (2) Dealer agrees to incorporate the Mita Limited Warranty packaged with certain Products, in each of its agreements for sale to the end-user. As an integral part of its obligation. Dealer will perform without charge to the end-user or to Mita, such service as may be required to fulfill the provisions of Mita's warranties. For performing such service. Mita will credit Dealer's parts account for the parts returned which are covered under Mita's warranty in accordance with the then existing warranty policies and procedures. Dealer's labor and labor costs are expressly excluded. Further, Dealer will perform such reasonable, mandatory or special service programs for the Products as Mita may request from time to time.

        (3) ANY CURRENT WARRANTY PUBLISHED BY MITA IS IN LIEU OF ANY AND ALL OTHER WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, MITA SHALL IN NO EVENT BE LIABLE FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH THE SALE OF ANY ITEM, TO DEALER, OR OTHERWISE.

        (4) Mita's liability, if any, shall in all events be limited to repair or replacement of any defective Products, parts or accessories, all to the extent set forth in any current applicable warranty statement, and Dealer's rights to obtain repair or replacement pursuant to any such warranty statement shall be the Dealer's sole and exclusive remedy. Without limiting any of the foregoing, Mita shall incur no liability to Dealer or any customer of Dealer arising out of any contract or arrangement between Dealer and any of its customers, unless Mita shall expressly and in writing agree to the contrary.

SECTION 13. INTERTERRITORIAL TRANSACTIONS.

        In the Event that Dealer enters into an agreement in the Area of Prime Responsibility for the sale, lease or rental of Products for use outside the Area of Prime Responsibility, Dealer shall immediately make appropriate arrangements to have installation and warranty service provided by another Authorized dealer. Dealer shall pay such other dealer an interterritorial allowance as set forth in the Dealer Manual. This allowance is designated to give the recipient dealer reasonable compensation for services to be performed.

SECTION 14. NATIONAL AND GOVERNMENT ACCOUNTS.

        If Mita requests, Dealer will service Mita's National and Government Accounts located in the Area of Prime Responsibility, and Mita agrees to compensate Dealer for such service, and Dealer accepts the compensation and terms and conditions of Mita's National Account Representative Program, as amended from time to time. Further, Mita in its sole discretion reserves the right to add or remove Dealer's name from Mita Dealer Service Locations listed in Mita's Federal Supply Schedule with the General Services Administration Federal Supply Service (GSA Schedule).

SECTION 15. TRADEMARK LICENSE.

        (1) Mita grants to Dealer, during the term of this Agreement, a non-exclusive license to use the trademarks "Mita" and the "MITA" logo and the words "Authorized Mita Dealer." Dealer shall not use Mita's trademarks as part of its corporate, trade, or other business name; or in any manner not approved or authorized by Mita: or in any manner in which Mita concludes, in its sole judgment, is confusing or misleading, or reflects negatively on the quality or goodwill associated with the trademarks or Mita.

        (2) Dealer acknowledges the validity of the Mita trademarks and other trade names affixed to the Products and that such trademarks and trade names are exclusively owned by Mita or its parent company. Dealer further acknowledges that considerable time and money have been expended to create the goodwill associated with the Mita trademarks and that such goodwill belongs to Mita. Nothing contained herein shall give Dealer any interest or right in the trademarks or other trade names affixed to the Products except as is expressly granted herein.

        (3) Dealer shall not alter or remove the Mita trademarks from any of the Products or affix any other name or marks to the Products.

SECTION 16. SCOPE OF AUTHORITY.

        (1) Dealer shall not assume obligations in the name of or on account of Mita or accept payment for any part of an obligation due to Mita, except such as are expressly authorized by Mita. Dealer shall indemnify and hold Mita harmless from and against any and all liabilities or obligations not authorized by Mita.

        (2) It is expressly understood that the sole relationship of the parties hereto is that of principal and independent contractor, and that Dealer has not been granted a franchise.

SECTION 17. COMMENCEMENT.

        The term of this Agreement shall commence on the execution of this Agreement as indicated above.

SECTION 18. TERMINATION.

        (1) Dealer may terminate this Agreement at any time by giving Mita not less than thirty (30) days prior written notice.

        (2) Notwithstanding anything herein to the contrary, this Agreement may be terminated by Mita for any of the following reasons upon giving Dealer not less than thirty (30) days prior written notice:

            (a) Failure of Dealer to fulfill or perform any one or more of its convenants obligations, duties,or responsibilities described in this Agreement or in the Dealer Manual.

            (b) Any substantial change in the operating management of Dealer, or any sale, transfer or relinquishment of any substantial interest in the direct or indirect ownership of Dealer or its business.

        (3) This Agreement shall automatically terminate in the event Dealer shall suffer or assume any bankruptcy, arrangement, reorganization or insolvency proceeding or make a general assignment for the benefit of creditors; or Dealer shall fail in making payments when due to Mita, or Dealer shall attempt any transfer in violation of Section 22 hereof.

        (4) Termination of this Agreement shall not relieve Dealer from its obligations which shall have accrued pursuant to the provisions of this Agreement, or release the parties hereto from any obligations which may have been incurred as a result of operations conducted under this Agreement.

        (5) Upon termination of this Agreement, if Dealer's account with Mita is current, Mita is current, Mita will continue to sell to Dealer parts and supplies for the Products for three years from date of Dealer's last purchase of the copier model the parts and supplies are related to, at Dealer prices in effect at the time of the order.

        (6) Upon termination of this Agreement, Dealer, at its expense shall immediately discontinue the use of, and remove from its business locations vehicles, stationery, advertisements, etc., any Mita trademarks licensed under this Agreement.

SECTION 19. ARBITRATION.

        Any controversy or claim arising out of or relating to this Agreement or breach thereof shall be settled by arbitration in Bergen County, New Jersey, in accordance with the Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction.

SECTION 20. COMPLIANCE WITH LAWS.

        Dealer shall conduct and maintain, at all times, its activities and business operation in strict compliance with all federal and state laws and regulations, count and city ordinances and regulations, or ordinances applicable thereto. Dealer shall be responsible for and shall pay promptly when due any and all taxes, levies, and assessments upon any Products in Dealer's inventory, whether paid for or not.

SECTION 21. NONDISCLOSURE.

        During the period of this Agreement, Dealer agrees not to divulge the names of any customers of Mita or any trade secrets which Mita has disclosed to Dealer. Within thirty (30) days after the termination of this Agreement. Dealer shall deliver to Mita all documents, materials and samples Mita may have furnished to Dealer relating to its business; provided, that Dealer may retain technical bulletins and service manuals for as long as Dealer is providing service to persons who have purchased the products from Dealer in a manner that is satisfactory to Mita.

SECTION 22. ASSIGNMENT.

        This Agreement shall not be assignable or transferrable in any manner whatsoever without the consent in writing of Mita.

SECTION 23. FORCE MAJEURE.

        Mita shall not be liable for any failure to perform any part of this Agreement arising out of compliance with any law, ordinance, regulation, ruling, orders or other governmental action or arising out of acts of God, fire, flood, war, sabotage, accidents, labor disputes, shortage, or failure of supply of materials or equipment, interruption of or delay in transportation, or any other circumstances of like nature beyond its control.

SECTION 24. NOTICES.

        All notices required or permitted to be given or made under this Agreement may be effected by personal delivery in writing or by registered or certified mail, postage prepaid, return receipt requested and shall be deemed communicated three (3) days from the mailing thereof. Mailed notices shall be addressed to the parties as their addresses appear above, but each party may change his address by written notice in accordance with this paragraph.

SECTION 25. NONWAIVER OF RIGHTS.

        Failure of either party hereto to enforce any of the provisions of this Agreement or any rights with respect thereto or failure to exercise any election provided for herein shall in no way be considered to be a waiver of such provisions rights or elections or in any way affect the validity of this Agreement.

SECTION 26. ENTIRE AGREEMENT.

        This Agreement supersedes any and all other agreements, either oral or written, between the parties hereto with respect to the Products and contains all of the convenants and agreements between the parties with respect to said matter. This Agreement may not be altered, amended, or modified, except by written instrument signed by the parties hereto.

SECTION 27. MISCELLANEOUS.

        (1) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

        (2) If any term, provision, covenants, or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

        (3) This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective permitted successors in interest and permitted assigns.

        (4) In the event any action is necessary to enforce any of the terms and conditions of this Agreement. Dealer shall pay to Mita all costs and fees incurred, including reasonable attorney's fees.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                        MITA COPYSTAR AMERICA, INC.

                                        By: /s/ Robert Magrino
                                           ------------------------------------
                                                Robert Magrino

                                        Title: Executive V.P. of Sales
                                              ---------------------------------


                                        Imtek Corporation
                                        ---------------------------------------
                                                    "Dealer"

                                        By: /s/ Michael L. Lowe
                                           ------------------------------------

                                        Title: President, COO
                                              ---------------------------------

                                 SCHEDULE "A"


    The Products to be sold by Dealer are listed below.

DC-5585                 DC-6090
DC-5685                 DC-6590
DC-5690                 DC-7085
DC-5590                 DC-7090

                        (related toners and developers)

                                 SCHEDULE "B"

The Area of Prime Responsibility for the Dealer shall be the area designated below:


COUNTIES IN THE STATE OF DELAWARE:

Kent
New Castle
Sussex


COUNTIES IN THE STATE OF MARYLAND:

Caroline                Somerset
Dorchester              Talbot
Kent                    Wicomico
Queen Anne's            Worcester


COUNTIES IN THE STATE OF NORTH CAROLINA:

Camden
Currituck
Dare
Pasquotank


COUNTIES IN THE STATE OF VIRGINIA:

Accomack                New Kent
Charles City            Norfolk
Essex                   Northampton
Gloucester              Northumberland
Isle of Wight           Rappahannock
James City              Richmond
King and Queen          Surry
Lancaster               Sussex
Mathews                 York
Middlesex


BRANCH OFFICE LOCATION:

5604 B Virginia Beach Blvd. #103
Virginia Beach, VA 23462

                                 SCHEDULE "C"


            The minimum sales goals for the Dealer in the Area of
                    Prime Responsibility are listed below.







DEALERSHIP: IMTEK CORPORATION, d/b/a IMTEK OFFICE SOLUTIONS


                                                      6 MONTH QUOTAS:
                                                      --------------

HVC Copiers & Accessories:                               $192,486

HVC Parts, Suppliers &
Other Related Products:                                  $180,841